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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-3790 of Central Financial Acceptance Corporation of our report dated April 12, 1996 (June 25, 1996 as to the effects of the reorganization described in Notes 1 and 11), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Los Angeles, California

June 25, 1996